Exhibit 99.1

Building Bridges in Medical Dermatology TMB - 001 Phase 2b CONTROL Study Results Conference Call November 22, 2021 NYSE American: TMBR

NYSE American: TMBR Safe Harbor Statement 2 Certain statements contained in this PowerPoint presentation describing Timber’s technology and development program, including, without limitation, statements containing the words “expects,” “anticipates,” “believes,” and words of similar import, constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements are subject to various risks and uncertainties that could cause actual future results and events to differ materially from those currently anticipated, including risks discussed in Timber’s Form 10 - K for the year ended December 31 , 2020 and any subsequent filings with the Securities and Exchange Commission . Potential investors are cautioned not to place undue reliance on these forward - looking statements .

NYSE American: TMBR Strategic Pipeline in Rare Dermatologic Disease 3

NYSE American: TMBR Unmet Need: An efficacious and safe treatment that can be used long term to cover a large body surface area . 4 TMB - 001 for Congenital Ichthyosis A rare disorder of keratinization affecting ~ 80,000 people in the U.S. (>1.5 million globally)  Prevalence • X - Linked Ichthyosis has a prevalence of 1:2,000 - 1:6,000 males • Lamellar Ichthyosis has a prevalence of 1:100,000 - 200,000  Quality of life is significantly affected • Skin inflammation and fragility, pruritus, fissuring and cracking of thickened skin, ectropion, anhidrosis, and in some severe cases, an increased susceptibility to infection • In Lamellar Ichthyosis, almost the whole body can be covered and be severe • Increased rates of depression, anxiety and decreased quality of life on multiple validated clinical measures  No FDA Approved treatments 2017 Yale Copyright 2017 Yale Copyright 2017 Yale Copyright

NYSE American: TMBR 5 TMB - 001 Topical Isotretinoin in CI Patented topical formulation minimizing systemic absorption and allowing for chronic treatment  Isotretinoin is well known as the most effective therapy for several skin conditions, including ichthyosis, but it is only available orally, where high dose, chronic oral therapy cannot be tolerated due to systemic toxicity  TMB - 001 utilizes patented IPEG  delivery system to target isotretinoin delivery to the epidermis and dermis, minimize systemic absorption and remove irritating excipients  Development Stage: • Phase 2B CONTROL study in CI is complete; topline data was presented in Q4 2021 • Phase Ib/2a POC study in CI completed in 2018 with positive data on clinically meaningful safety and efficacy endpoints and no significant systemic absorption  2018 FDA Orphan Products Grant Recipient • Awarded $1.5 million from the FDA to run the Phase 2A and Phase 2B Clinical Trials • Patent awarded for formulation, additional patents pending

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Investigator's Global Assessment (IGA) Score -- 5-Point Scale

0	Clear	No scaling and no roughness, no fissure
1	Almost Clear	Occasional fine scales, hardly palpable roughness (mostly smooth) no fissure
2	Mild	Small and fine scales predominate, no more than a few large scales, mild roughness on palpation, few fissures may be present
3	Moderate	Large rather thick scales predominate, coarse roughness on palpation, few fissures may be present
4	Severe	Large coalescent scales dominate, sharp edges on palpation with plate-like hyperkeratosis, many fissures may be present

NYSE American: TMBR

8

NYSE American: TMBR 9 TMB - 001 Topical Isotretinoin in CI Phase 2B Study Design (CONTROL Study) Title A Vehicle Controlled Study to Evaluate Safety and Efficacy of Topical TMB - 001 for Treatment of Congenital Ichthyosis Primary Objective Proportion of subjects with Visual Index of Ichthyosis Severity (VIIS) treatment success, defined as 50% or greater decrease in VIIS scaling score Secondary Objectives • IGA decrease in disease severity by at least 2 grades • Patient Reported Outcomes (Itch, Dermatology Life Quality Index) Study Design • Randomized, parallel, double - blind, vehicle controlled study • Evaluating the safety and efficacy of two concentrations of topical TMB - 001 • Multi - center global trial (US and Australia) Study Population Moderate to Severe X - linked and Lamellar Ichthyosis 9 years and older Patient Number 34 patients Therapy Twice daily application Time Schedule 12 weeks

NYSE American: TMBR 10 TMB - 001 CONTROL Study - Efficacy Intent to Treat (ITT) 64% of the ITT Population in 0.05% dose achieved a 50% reduction in VIIIS score versus 33% in the vehicle group (nominal p=.17) 55% of the Per Protocol Population in 0.05% dose achieved a 2 point reduction in IGA versus 8% in the vehicle group (nominal p=.02)

NYSE American: TMBR 11 TMB - 001 CONTROL Study - Efficacy Per Protocol 100% of the Per Protocol Population in 0.05% dose achieved a 50% reduction in VIIIS score versus 40% in the vehicle group (nominal p=.04) 100% of the Per Protocol Population in 0.05% dose achieved a 2 point reduction in IGA versus 10% in the vehicle group (nominal p=.002)

NYSE American: TMBR 12 TMB - 001 CONTROL Study - 21 yr. old patient with Lamellar Ichthyosis (ALOX12B) - 0.05% arm (responder) End Of Study – Visit 6 Baseline

NYSE American: TMBR Significant Clinical Milestones on a Quarterly Basis over next 12 months 13 TMB - 001 TMB - 002 Q4 2021 Topline Data for Phase IIb Trial Completed Enrollment of Phase IIb Q1 2022 End of Phase II FDA Meeting Broad Phase IIb Data Dissemination Q2 2022 Anticipated Start of Phase III Program Q3 2022 Anticipated Topline Data Readout Q4 2022 End of Phase II FDA Meeting

www.timberpharma.com For additional Investor Information please contact: John Koconis Stephanie Prince Chairman and CEO PCG Advisory jkoconis@timberpharma.com sprince@pcgadvisory.com (646) 863 - 6341 NYSE American: TMBR